Exhibit 10.2

SUMTOTAL SYSTEMS, INC.

2004 EQUITY INCENTIVE PLAN

STOCK OPTION AGREEMENT

Unless otherwise defined herein, the terms defined in the Plan will have the same defined meanings in this Award Agreement.

I. NOTICE OF STOCK OPTION GRANT

Notice of Grant of Stock Options and Option Agreement is attached to front of this document.

Vesting Schedule:

Subject to accelerated vesting as set forth below or in the Plan, this Option may be exercised, in whole or in part, in accordance with the following schedule:

[25% of the Shares subject to the Option will vest twelve months after the Vesting Commencement Date, and 1/48 of the Shares subject to the Option will vest each month thereafter on the same day of the month as the Vesting Commencement Date, subject to Participant not experiencing a Termination of Service prior to any such date.]

Termination Period:

This Option will terminate no later than the first to occur of the following events:

(i) The expiration of three (3) months from the date of Participant’s Termination of Service for any reason other than Cause, Retirement, Disability or death; provided, however, that if Participant is an Officer or Director on the date of Termination of Service, it will expire one (1) year from the date of Participant’s Termination of Service;

(ii) The expiration of one (1) year from the date of Participant’s Termination of Service due to Retirement, Disability or death; or

(iii) The Term/Expiration Date set forth above.

Notwithstanding the foregoing, if Participant dies after Participant’s Termination of Service but while the Option is otherwise exercisable, the portion of the Option that is vested and exercisable on the date of such Termination of Service will expire upon the earlier to occur of (y) the Term/Expiration Date set forth above, and (z) the one-year anniversary of the date of death.

Also notwithstanding the foregoing, if Participant’s Termination of Service occurs for Cause, the Option will automatically expire upon first notification to Participant of such termination. If

Participant’s employment or service relationship with the Company is suspended pending an investigation of whether Participant will be terminated for Cause, all of Participant’s rights under this Option will likewise be suspended during the period of investigation. If any facts that would constitute termination for Cause are discovered after Participant’s Termination of Service, the Committee, in its sole discretion, may immediately terminate the Option.

II. AGREEMENT

A. Grant of Option.

The Committee hereby grants to individual named in the Notice of Grant attached as Part I of this Agreement (the “Participant”) an option (the “Option”) to purchase the number of Shares, as set forth in the Notice of Grant, at the exercise price per share set forth in the Notice of Grant (the “Exercise Price”), subject to the terms and conditions of the Plan, which is incorporated herein by reference. Subject to Section 11.1 of the Plan, in the event of a conflict between the terms and conditions of the Plan and the terms and conditions of this Award Agreement, the terms and conditions of the Plan will prevail.

If designated in the Notice of Grant as an Incentive Stock Option (“ISO”), this Option is intended to qualify as an Incentive Stock Option under Section 422 of the Code. However, if this Option is intended to be an Incentive Stock Option, to the extent that it exceeds the $100,000 rule of Code Section 422(d) it will be treated as a Nonstatutory Stock Option (“NSO”).

B. Exercise of Option.

(a) Right to Exercise. This Option is exercisable during its term in accordance with the Vesting Schedule set out in the Notice of Grant and the applicable provisions of the Plan and this Award Agreement.

(b) Method of Exercise. This Option is exercisable by delivery of an exercise notice, in the form attached as Exhibit A (the “Exercise Notice”), which will state the election to exercise the Option, the number of Shares in respect of which the Option is being exercised (the “Exercised Shares”), and such other representations and agreements as may be required by the Company pursuant to the provisions of the Plan. The Exercise Notice will be completed by Participant and delivered to the Company. The Exercise Notice will be accompanied by payment of the aggregate Exercise Price as to all Exercised Shares together with any applicable withholding taxes. This Option will be deemed to be exercised upon receipt by the Company of such fully executed Exercise Notice accompanied by such aggregate Exercise Price.

No Shares will be issued pursuant to the exercise of this Option unless such issuance and exercise comply with Applicable Laws. Assuming such compliance, for income tax purposes the Exercised Shares will be considered transferred to Participant on the date the Option is exercised with respect to such Exercised Shares.

C. Method of Payment.

Payment of the aggregate Exercise Price will be by any of the following, or a combination thereof, at the election of Participant:

1. cash;

2. check;

3. at the discretion of the Committee, by tendering (either actually or, if the Shares are registered under Section 12(b) or 12(g) of the 1934 Act, by attestation) previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the total Exercise Price (such Shares must have been owned by Participant for at least six months or any shorter period necessary to avoid a charge to the Company’s earnings for financial reporting purposes); or

4. at the discretion of the Committee, delivery of a properly executed exercise notice, together with irrevocable instructions to a brokerage firm designated or approved by the Company to deliver promptly to the Company the aggregate amount of sale or loan proceeds to pay the Exercise Price and any tax withholding obligations that may arise in connection with the exercise, all in accordance with the regulations of the Federal Reserve Board.

D. Non-Transferability of Option.

This Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of Participant only by Participant. The terms of the Plan and this Award Agreement will be binding upon the executors, administrators, heirs, successors and assigns of Participant.

E. Term of Option.

This Option may be exercised only within the term set out in the Notice of Grant, and may be exercised during such term only in accordance with the Plan and the terms of this Award Agreement.

F. Tax Obligations.

1. Withholding Taxes. Participant agrees to make appropriate arrangements with the Company (or the Parent or Subsidiary employing or retaining Participant) for the satisfaction of all Federal, state, and local income and employment tax withholding requirements applicable to the Option exercise. Participant acknowledges and agrees that the Company may refuse to honor the exercise and refuse to deliver Shares if such withholding amounts are not delivered at the time of exercise.

2. Notice of Disqualifying Disposition of ISO Shares. If the Option granted to Participant herein is an ISO, and if Participant sells or otherwise disposes of any of the Shares acquired pursuant to the ISO on or before the later of (1) the date two years after the Grant Date, or (2) the date one year after the date of exercise, Participant will immediately notify the Company in writing of such disposition. Participant agrees that Participant may be subject to income tax withholding by the Company on the compensation income recognized by Participant.

G. Entire Agreement; Governing Law.

The Plan is incorporated herein by reference. The Plan and this Award Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof, and may not be modified adversely to Participant’s interest except by means of a writing signed by the Company and Participant. This Award Agreement is governed by the internal substantive laws, but not the choice of law rules, of California.

H. NO GUARANTEE OF CONTINUED SERVICE.

PARTICIPANT ACKNOWLEDGES AND AGREES THAT THE VESTING OF SHARES PURSUANT TO THE VESTING SCHEDULE HEREOF IS EARNED ONLY BY CONTINUING AS AN EMPLOYEE, CONSULTANT OR NON-EMPLOYEE DIRECTOR AT THE WILL OF THE COMPANY (AND NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED AN OPTION OR PURCHASING SHARES HEREUNDER). PARTICIPANT FURTHER ACKNOWLEDGES AND AGREES THAT THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS AN EMPLOYEE, CONSULTANT OR NON-EMPLOYEE DIRECTOR FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND WILL NOT INTERFERE WITH PARTICIPANT’S RIGHT OR THE COMPANY’S RIGHT TO TERMINATE PARTICIPANT’S RELATIONSHIP AS AN EMPLOYEE, CONSULTANT OR NON-EMPLOYEE DIRECTOR AT ANY TIME, WITH OR WITHOUT CAUSE.

[Remainder of Page Intentionally Left Blank]

By Participant’s signature and the signature of the Company’s representative on the Notice of Grant of Stock Options and Grant Agreement attached, Participant and the Company agree that this Option is granted under and governed by the terms and conditions of the Plan and this Award Agreement. Participant has reviewed the Plan and this Award Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Award Agreement and fully understands all provisions of the Plan and Award Agreement. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions relating to the Plan and Award Agreement. Participant further agrees to notify the Company upon any change in the residence address indicated on the Notice of Grant of Stock Options and Grant Agreement.

EXHIBIT A

SUMTOTAL SYSTEMS, INC.

2004 EQUITY INCENTIVE PLAN

EXERCISE NOTICE

SumTotal Systems, Inc.

[Address]

Attention: [Title]

1. Exercise of Option. Effective as of today,                     ,     , the undersigned (“Purchaser”) hereby elects to purchase                      shares (the “Shares”) of the Common Stock of SumTotal Systems, Inc. (the “Company”) under and pursuant to the 2004 Equity Incentive Plan (the “Plan”) and the Award Agreement dated,                      (the “Award Agreement”). The purchase price for the Shares will be $            , as required by the Award Agreement.

2. Delivery of Payment. Purchaser herewith delivers to the Company the full purchase price for the Shares any required withholding taxes to be paid in connection with the exercise of the Option.

3. Representations of Purchaser. Purchaser acknowledges that Purchaser has received, read and understood the Plan and the Award Agreement and agrees to abide by and be bound by their terms and conditions.

4. Rights as Shareholder. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the Shares, no right to vote or receive dividends or any other rights as a shareholder will exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. The Shares so acquired will be issued to Participant as soon as practicable after exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date of issuance, except as provided in Section 4.3 of the Plan.

5. Tax Consultation. Purchaser understands that Purchaser may suffer adverse tax consequences as a result of Purchaser’s purchase or disposition of the Shares. Purchaser represents that Purchaser has consulted with any tax consultants Purchaser deems advisable in connection with the purchase or disposition of the Shares and that Purchaser is not relying on the Company for any tax advice.

6. Entire Agreement; Governing Law. The Plan and Award Agreement are incorporated herein by reference. This Agreement, the Plan and the Award Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Purchaser with respect to the subject matter hereof, and may not be modified adversely to the Purchaser’s interest except by means of a writing signed by the Company and Purchaser. This agreement is governed by the internal substantive laws, but not the choice of law rules, of California.

Submitted by:	Accepted by:

PURCHASER:	SUMTOTAL SYSTEMS, INC.

Signature	By

Print Name	Its

Address:	Address:

Date Received